                                                                                                                                                                Exhibit 99.1

Changes Resulting from an Enhanced Transfer Pricing Methodology and Certain Reclassifications

                                                                (unaudited)

Summary of Major Changes

During the fourth quarter of 2007, Ameriprise Financial, Inc. (the “Company” or “Ameriprise”) completed the implementation of an enhanced transfer pricing methodology and expanded its segment presentation from three to five segments to align with the way the Chief Operating Decision Maker views the business. This facilitates greater transparency of the relationships between the businesses and better comparison to other industry participants in the retail advisor distribution, asset management, insurance and annuity industries. In addition, we changed the format of our consolidated statement of income and made reclassifications to enhance transparency. We also made reclassifications on our consolidated balance sheet to better align the financial statement captions with the key drivers of the business. These reclassifications did not result in any changes to consolidated net income or shareholders’ equity.

The Company will report results for five segments commencing with our earnings release for the quarter ended December 31, 2007.  The five segments will be Advice & Wealth Management, Asset Management, Annuities, Protection and Corporate & Other. Prior to this change, we reported results for three segments: Asset Accumulation and Income, Protection and Corporate and Other. The change from three segments to five is primarily the division of the former Asset Accumulation and Income segment into the Advice & Wealth Management, Asset Management and Annuities segments.

The Company also modified the business metrics reported in its quarterly statistical supplement to tighten linkages between changes in these metrics and changes in the new segment income statements. See Exhibit 99.2 Historical Financial and Metric Information.

Consistent with our prior representation, our segments do not completely align with legal entities. For instance, adding the financial results of the Annuities and Protection segments together does not equal the RiverSource Life Insurance Company (“RiverSource Life”) consolidated financial results. Arm’s length transfer pricing is used for segment reporting and in several material instances does not apply to legal entities.

Changes Resulting from an Enhanced Transfer Pricing Methodology

Each segment records revenues and expenses as if they were each a stand-alone business using our enhanced transfer pricing methodology. Transfer pricing uses market-based arm’s length transfer pricing rates for specific services provided. We will review the transfer pricing rates periodically and will make appropriate adjustments to ensure the arm’s length rates remain at current market levels. Costs related to shared services are allocated to segments based on their usage of the services provided.

The largest source of intersegment revenues and expenses is retail distribution services, where segments are charged an arm’s length market rate for distribution through our Advice & Wealth Management segment. The Advice & Wealth Management segment provides distribution services for proprietary and non-proprietary products and services. The Asset Management segment provides investment management services for our owned assets and client assets, and accordingly charges investment and advisory management fees to the other segments.

Cost Allocations to Segments

All costs related to shared services are allocated to the segments based on a rate times volume or fixed basis.

The new segments are as follows:

Advice & Wealth Management

This segment provides financial advice and full service brokerage and banking services, primarily to retail clients, through our financial advisors. Our advisors distribute a diversified selection of both proprietary and non-proprietary products to help clients meet their financial needs. A significant portion of revenues in this segment are fee-based, driven by the level of client assets, which is impacted by both market movements and net asset flows. We also earn net investment income on owned assets from primarily certificate and banking products. This segment earns revenues (Distribution fees) for distributing non-proprietary products and earns intersegment revenues (Distribution fees) for distributing our proprietary products and services to our retail clients. Intersegment expenses for this segment include expenses for investment management services provided by our Asset Management segment.

Asset Management

This segment provides investment advice and investment products to retail and institutional clients. Threadneedle Investments predominantly provides international investment products and services, and RiverSource Investments predominantly provides domestic products and services. Domestic retail products are primarily distributed through our Advice & Wealth Management segment and also through third-party distribution. International retail products are primarily distributed through third parties. Products accessed by consumers on a retail basis include mutual funds, variable product funds underlying insurance and annuity separate accounts, separately managed accounts and collective funds. Asset Management products are also distributed directly to institutions through an institutional sales force. Institutional asset management products include traditional asset classes separate accounts, collateralized loan obligations, hedge funds and property funds. Revenues in this segment are primarily earned as fees based on managed asset balances which are impacted by both market movements and net asset flows. This segment earns intersegment revenue for investment management services. Intersegment expenses for this segment include distribution expenses for services provided by our Advice & Wealth Management, Annuities and Protection segments.

Annuities

This segment provides RiverSource Life variable and fixed annuity products to our retail clients primarily distributed through our Advice & Wealth Management segment and to the retail clients of unaffiliated distributors through third-party distribution. Revenues for our variable annuity products are primarily earned as fees based on underlying account balances, which are impacted by both market movements and net asset flows. Revenues for our fixed annuity products are primarily earned as net investment income on underlying account balances, with profitability significantly impacted by the spread between net investment income earned and interest credited on the fixed account balances. We also earn net investment income on owned assets supporting annuity benefit reserves and capital supporting the business. Intersegment revenues for this segment reflect fees paid by our Asset Management segment for marketing support and other services provided in connection with the availability of RiverSource funds under the variable annuity contracts. Intersegment expenses for this segment include distribution expenses for services provided by our Advice & Wealth Management segment, as well as expenses for investment management services provided by our Asset Management segment.

Protection

This segment offers a variety of protection products to address the identified protection and risk management needs of our retail clients including life, disability income and property-casualty insurance. Life and disability income products are primarily distributed through our Advice & Wealth Management segment. Our property-casualty products are sold direct, primarily through affinity relationships. The primary sources of revenues for this segment are premiums, fees, and charges that we receive to assume insurance-related risk. We earn net investment income on owned assets supporting insurance reserves and capital supporting the business. We also receive fees based on the level of assets supporting variable universal life separate account balances. This segment earns intersegment revenues from fees paid by our Asset Management segment for marketing support and other services provided in connection with the availability of RiverSource funds under the variable universal life contracts. Intersegment expenses for this segment include distribution expenses for services provided by our Advice & Wealth Management segment, as well as expenses for investment management services provided by our Asset Management segment.

Corporate & Other

This segment consists of net investment income on corporate level assets, including unallocated equity and other revenues from various investments as well as unallocated corporate expenses. This segment also includes non-recurring costs associated with our separation from American Express, which will end in 2007.

The following tables identify the transfer pricing impact on 2006 Total net revenues, Total expenses and Pretax income (loss) by segment (in millions).

Advice & Wealth Management

2006	Transfer Pricing Impact	Total

Total net revenues	$1,025	$3,335
Total expenses	5	3,139
Pretax income	$1,020	$196

The majority of intersegment transfer pricing revenues reported in this segment are fees received for distribution services.  Intersegment transfer pricing expenses represent investment management fees paid to the Asset Management segment.

Asset Management

2006	Transfer Pricing Impact	Total

Total net revenues	$25	$1,751
Total expenses	342	1,498
Pretax income (loss)	$(317)	$253

Intersegment transfer pricing revenues reflect fees earned for providing investment management services for owned assets. Intersegment transfer pricing expenses primarily represent distribution fees paid to the Advice & Wealth Management, Annuities and Protection segments.

Annuities

2006	Transfer Pricing Impact	Total

Total net revenues	$53	$2,196
Total expenses	516	1,732
Pretax income (loss)	$(463)	$464

Intersegment transfer pricing revenues reflect fees paid by the Asset Management segment for marketing support and other services provided in connection with the availability of RiverSource funds under the variable annuity contracts. Intersegment transfer pricing expenses primarily represent distribution fees paid to the Advice & Wealth Management segment and investment management fees paid to the Asset Management segment.

Protection

2006	Transfer Pricing Impact	Total

Total net revenues	$7	$1,891
Total expenses	246	1,457
Pretax income (loss)	$(239)	$434

Intersegment transfer pricing revenues include fees paid by the Asset Management segment for marketing support and other services provided in connection with the availability of RiverSource funds under the variable universal life contracts. Intersegment transfer pricing expenses primarily represent distribution fees paid to the Advice & Wealth Management segment and investment management fees paid to the Asset Management segment.

Corporate & Other

2006	Transfer Pricing Impact	Total

Total net revenues	$—	$28
Total expenses	1	578
Pretax loss	$(1)	$(550)

Changes Resulting from Certain Reclassifications

We changed the format of our consolidated statement of income and made reclassifications to enhance transparency. We also made reclassifications on our consolidated balance sheet to better align the financial statement captions with the key drivers of the business.

Consolidated Statement of Income

The following table shows the impact of the new captions and the reclassifications made to our previously reported Consolidated Statement of Income for the year ended December 31, 2006.

(in millions)	As Reported 2006	Reclassified 2006
Revenues
Management and financial advice fees	$2,965	$2,700
Distribution fees	1,300	1,569
Net investment income	2,204	2,247
Premiums	932	1,070
Other revenues	739	707
Total revenues	8,140	8,293
Banking and deposit interest expense	—	273
Total net revenues	8,140	8,020

Expenses
Compensation and benefits	3,113	—
Distribution expenses	—	1,728
Interest credited to fixed accounts	1,264	968
Benefits, claims, losses and settlement expenses	930	1,113
Amortization of deferred acquisition costs	472	472
Interest and debt expense	116	101
Separation costs	361	361
Other expenses	1,087	—
General and administrative expense	—	2,480
Total expenses	7,343	7,223
Income before income tax provision	797	797
Income tax provision	166	166
Net income	$631	$631

The following is a description of our income statement captions, the type of revenue or expense items included within each caption, as well as reclassifications from the prior presentation. We did not change our revenue and expense recognition policies and the reclassifications did not result in any changes to consolidated net income or shareholders’ equity.

Management and Financial Advice Fees

Management and financial advice fees relate primarily to fees earned from managing retail mutual funds, separate account and wrap account assets, institutional investments including structured investments, as well as fees earned from providing financial advice and administrative services (including transfer agent, administration and custodial fees earned from providing services to retail mutual funds). Management and financial advice fees also include mortality and expense risk fees earned on separate account assets. Prior to the sale of our defined contribution recordkeeping business in the second quarter of 2006, Management and financial advice fees included 401(k) administrative fees.

Distribution Fees

Distribution fees primarily include point-of-sale fees (such as mutual fund front-end sales loads) and asset-based fees (such as 12b-1 distribution and shareholder service fees) that are generally based on a contractual percentage of assets and recognized when earned. Distribution fees also include amounts paid or received under marketing support arrangements for sales of mutual funds (both proprietary and non-proprietary) and other companies’ products, such as those sold through our wrap accounts, as well as surrender charges on fixed and variable universal life insurance and annuities.

Reclassifications from Management and Financial Advice Fees to Distribution Fees

We reclassified the portion of 12b-1 fees identified as service fees on proprietary funds and marketing support type payments received from non-proprietary fund families for variable annuity and variable universal life products from Management and financial advice fees to Distribution fees to better align with industry standards. For 2006, this reclassification decreased Management and financial advice fees $260 million and increased Distribution fees by a like amount. The reclassified 12b-1 fees are reported in the Asset Management segment and were $159 million in 2006. The reclassified marketing support type payments are reported in the Annuities and Protection segments and were $101 million in 2006.

Net Investment Income

Net investment income primarily includes interest income on fixed maturity securities classified as Available-for-Sale, commercial mortgage loans, policy loans, consumer loans, other investments and cash and cash equivalents; the mark-to-market adjustment on trading securities, including seed money, and certain derivatives, including derivatives hedging variable annuity living benefits; the pro rata share of net income or loss on equity method investments in hedge funds; and realized gains and losses on the sale of securities and charges for securities determined to be other-than-temporarily impaired. We reclassified variable interest entity and banking interest expense from Net investment income to Banking and deposit interest expense, a new caption on our consolidated statement of income, to align with the presentation used by the banking industry. For 2006, this reclassification increased Net investment income $46 million and increased Banking and deposit interest expense by a like amount. This reclassification primarily impacts the Asset Management and Advice & Wealth Management segments.

Premiums

Premiums include premiums on property-casualty insurance, net of reinsurance, Traditional life and health (disability income and long-term care) insurance, net of reinsurance, and immediate annuities with a life contingent feature. Historically, premiums, benefits and interest credited to immediate annuities with life contingencies have been recorded net, as a component of Interest credited to fixed accounts. We reclassified premiums related to immediate annuities with life contingencies from Interest credited to fixed accounts to Premiums. For 2006, this reclassification increased Premiums $138 million and increased Interest credited to fixed accounts by a like amount. This product is reported in the Annuities segment.

Other Revenues

Other revenues include certain charges assessed on fixed and variable universal life insurance and annuities, which consist of cost of insurance charges, net of reinsurance premiums for universal life insurance products, variable annuity guaranteed benefit rider charges and administration charges against contractholder accounts or balances. Other revenues also include revenues related to certain limited partnerships that were consolidated beginning in 2006. We reclassified reinsurance premiums paid for universal life and variable universal life products from Benefits, claims, losses and settlement expenses to Other revenues. For 2006, this reclassification decreased Other revenues $39 million and decreased Benefits, claims, losses and settlement expenses by a like amount. This reclassification impacts the Protection segment.

Banking and Deposit Interest Expense

This new expense line reflects the standard presentation for our banking products. Banking and deposit interest expense primarily includes interest expense related to banking deposits, investment certificates and the related embedded derivatives and cash collateral received from counterparties in securities lending activities. Additionally, Banking and deposit interest expense includes interest on non-recourse debt of a consolidated structured entity, as well as interest expense related to debt of certain limited partnerships that were consolidated beginning in 2006. In addition to the $46 million of variable interest entity and banking interest expense that we reclassified from Net investment income, we reclassified $211 million of interest credited to certificate deposit products from Interest credited to fixed accounts and $15 million of interest expense primarily related to the debt of limited partnerships managed by our Asset Management segment and stock loan interest expense from Interest and debt expense to Banking and deposit interest expense for 2006. These reclassifications impact the Asset Management and Advice & Wealth Management segments.

Distribution Expenses

This new line aligns how we report expenses with industry participants. Distribution expenses primarily include compensation paid to our financial advisors, registered representatives, third-party distributors and wholesalers, net of amounts capitalized and amortized as part of deferred acquisition costs (“DAC”).The amounts capitalized and amortized are based on actual distribution costs, not arm’s length transfer pricing rates. The majority of these costs, such as advisor and wholesaler compensation, vary directly with the level of sales; a portion of these costs, such as certain expenses associated with managing and supporting financial advisors, do not. Distribution expenses also include marketing support and other distribution and administration related payments made to affiliated and unaffiliated distributors of products provided by our affiliates. The majority of these expenses vary with the level of sales, or assets held, by these distributors or are fixed costs. This line includes expenses previously reported as Compensation and benefits — field. For 2006, we reclassified $1.3 billion of Non-field compensation to General and administrative expense, which impacts all segments. This new line also includes wholesaling costs which were historically reported in Other expenses. For 2006, Distribution expenses increased $34 million, net of capitalization of $51 million, with a corresponding decrease to Other expenses, now called General and administrative expense. This change impacts all segments. We reclassified capitalization related to distribution expenses from Other expenses to Distribution expenses, which impacts the Annuities and Protection segments. For 2006, this reclassification decreased Distribution expenses $71 million and increased Other expenses by a like amount.

Interest Credited to Fixed Accounts

Interest credited to fixed accounts represents amounts earned by contractholders and policyholders on fixed account values associated with fixed and variable universal life and annuity contracts. We reclassified interest credited to certificate deposit products from this line to Banking and deposit interest expense. For 2006, this reclassification decreased Interest credited to fixed accounts $211 million and increased Banking and deposit interest expense by a like amount. These products are reported in the Advice & Wealth Management segment. Historically, premiums, benefits and interest credited to immediate annuities with life contingencies have been recorded net, as a component of Interest credited to fixed accounts. We reclassified premiums related to immediate annuities with life contingencies from Interest credited to fixed accounts to Premiums. For 2006, this reclassification increased Interest credited to fixed accounts $138 million and increased Premiums by a like amount. This product is reported in the Annuities segment. We reclassified benefit expenses related to immediate annuities with life contingencies from Interest credited to fixed accounts to Benefits, claims, losses and settlement expenses. For 2006, this reclassification decreased Interest credited to fixed accounts $223 million and increased Benefits, claims, losses and settlement expenses by a like amount. This change also impacts the Annuities segment.

Benefits, Claims, Losses and Settlement Expenses

Benefits, claims, losses and settlement expenses consist of amounts paid and changes in liabilities held for anticipated future benefit payments under insurance policies and annuity contracts, including benefits paid under optional variable annuity guaranteed benefit riders, along with costs to process and pay such amounts. Amounts are net of benefit payments recovered or expected to be recovered under reinsurance contracts. Benefits, claims, losses and settlement expenses also include amortization of deferred sales inducement costs. We reclassified reinsurance premiums for variable insurance products from this line to Other revenues, where cost of insurance fees are reported. For 2006, this reclassification decreased Benefits, claims, losses and settlement expenses $39 million and decreased Other revenues by a like amount. This change impacts the Protection segment. We reclassified benefit expenses related to immediate annuities with life contingencies from Interest credited to fixed accounts to Benefits, claims, losses and settlement expenses. For 2006, this reclassification increased Benefits, claims, losses and settlement expenses $223 million and decreased Interest credited to fixed accounts by a like amount. This change impacts the Annuities segment.

Amortization of Deferred Acquisition Costs

Direct sales commissions and other costs deferred as DAC, which are associated with the sale of annuity, insurance and certain mutual fund products, are amortized over time. For annuity and universal life contracts, DAC are amortized based on projections of estimated gross profits over amortization periods equal to the approximate life of the business. For other insurance products, DAC are generally amortized as a percentage of premiums over amortization periods equal to the premium-paying period. For certain mutual fund products, DAC are generally amortized over fixed periods on a straight-line basis adjusted for redemptions.

Interest and Debt Expense

Interest and debt expense primarily includes interest on corporate debt, the impact of interest rate hedging activities and amortization of debt issuance costs. We reclassified interest expense related to the limited partnerships managed by our Asset Management segment and interest expense related to stock loans to Banking and deposit interest expense. For 2006, this reclassification decreased Interest and debt expense $15 million and increased Banking and deposit interest expense by a like amount. These changes impact the Asset Management and Advice & Wealth Management segments.

Separation Costs

Separation costs include expenses related to the separation from American Express. Separation costs primarily relate to advisor and employee retention program costs, costs associated with establishing the Ameriprise brand and costs to separate and reestablish our technology platforms. These costs are reported in the Corporate & Other segment and will end in the fourth quarter of 2007.

General and Administrative Expense

General and administrative expense primarily includes compensation, share-based awards and other benefits for employees (other than employees directly related to distribution including financial advisors and registered representatives), professional and consultant fees, information technology and communications, facilities and equipment, advertising and promotion, and legal and regulatory. General and administrative expense is net of amounts capitalized as DAC. General and administrative expense also includes expenses related to certain limited partnerships that were consolidated beginning in 2006, which primarily consist of the portion of net income of these partnerships we do not own. The majority of the expenses in this line were previously reported as Compensation and benefits — non-field and Other expenses. The new presentation better aligns with peer presentations of these expenses. These changes impact all segments. Non-field compensation and benefits were $1.3 billion in 2006. We reclassified wholesaling costs, net of capitalization, to Distribution expenses. This change impacts all segments and was a decrease to General and administrative expense of $34 million, net of capitalization of $51 million and an increase to Distribution expenses by a like amount in 2006. We reclassified capitalization related to distribution expenses from Other expenses to Distribution expenses. This change impacts the Annuities and Protection segments and resulted in an increase to General and administrative expense of $71 million and a decrease to Distribution expenses by a like amount in 2006.

Consolidated Balance Sheet

The following table shows the impact of the reclassifications made to our previously reported Consolidated Balance Sheet as of December 31, 2006.

(in millions)	As Reported 2006	Reclassified 2006
Assets
Cash and cash equivalents	$2,717	$2,760
Investments	35,553	35,504
Separate account assets	53,848	53,848
Receivables	2,960	3,161
Deferred acquisition costs	4,499	4,499
Restricted and segregated cash	1,236	1,254
Other assets	3,359	3,455
Total assets	$104,172	$104,481

Liabilities and Shareholders’ Equity
Liabilities
Future policy benefits and claims	$30,033	$30,031
Separate account liabilities	53,848	53,848
Customer deposits	6,707	6,707
Debt	2,225	2,244
Accounts payable and accrued expenses	1,788	1,407
Other liabilities	1,646	2,319
Total liabilities	96,247	96,556

Shareholders’ Equity	7,925	7,925
Total liabilities and shareholders’ equity	$104,172	$104,481

Reclassifications:

Threadneedle Asset Management Holdings Limited historically classified its short-term investments in money market funds as Investments. Consistent with the U.S. classification policy we use, these are now reported in Cash and cash equivalents and Restricted and segregated cash. For 2006, this reclassification increased Cash and cash equivalents $43 million and increased Restricted and segregated cash $18 million with a decrease of $61 million to Investments. Securities lending and borrowing activity related to brokerage customer deposits were previously recorded on a net basis within Receivables. We reclassified securities loaned of $203 million from Receivables to Other liabilities resulting in an increase to each line. We reclassified a $110 million debit balance in Other liabilities related to federal income taxes to Other assets resulting in an increase to each line and we reclassified $363 million of various liabilities from Accounts payable and accrued expenses to Other liabilities based on the nature of the liability and the timing of its settlement.